UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2011

TEXAS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1341 West Mockingbird Lane, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (972) 647-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     Texas Industries, Inc. (TXI) announced that its subsidiary has acquired the ready mix operations of Transit Mix Concrete and Materials Company, a subsidiary of Trinity Industries, that serve the Central Texas market, stretching from north of San Antonio to Hillsboro, Texas. The transaction was finalized on April 1. This acquisition expands TXI's operations by 23 additional facilities.

     In exchange for the ready mix facilities, TXI transferred to Trinity Materials, Inc., also a subsidiary of Trinity Industries, Inc., the aggregate operations at the Anacoco Sand and Gravel Plant, which serves the Texas and Louisiana markets, and the Paradise and Beckett Sand and Gravel Plants, which both serve the North Texas marketplace.

     A press release announcing the transaction is attached as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

     99.1    Press Release issued by Texas Industries, Inc. dated April 4, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INDUSTRIES, INC. (Registrant)
April 4, 2011 (Date)	/s/ KENNETH R. ALLEN Kenneth R. Allen Vice President, Finance and Chief Financial Officer